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                                                                      EXHIBIT 21
                          SUBSIDIARIES OF AMETEK, INC.

                 NAME OF SUBSIDIARY AND NAME                     STATE OR OTHER            PERCENTAGE OF
                  UNDER WHICH IT DOES BUSINESS                   JURISDICTION OF         VOTING SECURITIES
                                                                INCORPORATION OR           OWNED BY ITS
                                                                  ORGANIZATION           IMMEDIATE PARENT*
                                                                  ------------           -----------------
AMEKAI (BVI), Ltd.............................................  British Virgin Islands        50%
AMELON, Inc...................................................  Delaware                     100%
AMETEK (Bermuda), Ltd.........................................  Bermuda                      100%
AMETEK (Canada), Ltd..........................................  Canada                       100%
AMETEK (FSC), Inc.............................................  U.S. Virgin Islands          100%
AMETEK GmbH...................................................  Germany                      100%
        AMETEK Precision Instruments Europe GmbH..............  Germany                      100%
AMETEK IMTSA, S.A. de C.V.....................................  Mexico                       100%
AMETEK Lamb Motores de Mexico, S.A. de C.V....................  Mexico                       100%
AMETEK Mexicana, S.A..........................................  Mexico                       100%
AMETEK Precision Instruments France, SARL.....................  France                       100%
AMETEK Precision Instruments (UK) Ltd.  ......................  England                      100%
EMA Corporation...............................................  Delaware                     100%
        AMETEK Do Brasil Ltda.................................  Brazil                       100%
        AMETEK Holdings B.V...................................  Netherlands                  100%
                Amekai Hong Kong..............................  Hong Kong                     50%
                AMETEK Denmark A/S............................  Denmark                      100%
                AMETEK Elektomotory CR S.R.O..................  Czech Republic               100%
                AMETEK (Italia) S.r.l.........................  Italy                        100%
                AMETEK Singapore Private Ltd..................  Singapore                    100%
                AMETEK Motors Hong Kong Ltd...................  Hong Kong                    100%
                        Amekai Singapore Private Ltd..........  Singapore                     50%
                           Amekai Meter (Xiamen) Co., Ltd.      China                        100%
                        AmeKai Taiwan Co., Ltd................  Taiwan                        50%
                        AMETEK Motors Asia Private Ltd........  Singapore                    100%
                           AMETEK Motors (Shanghai) Co., Ltd.   China                        100%
                AMETEK Holdings (UK) Ltd......................  England                      100%
                        Lloyd Instruments Ltd.................  England                      100%
                               Lloyd Instruments S.A..........  France                       100%
                  Neue Elektromotoren GmbH - Schleusingen.....  Germany                      100%
              WEBAK, B.V......................................  Netherlands                  100%
John Chatillon & Sons, Inc....................................  New York                     100%
Rotron Incorporated...........................................  New York                     100%
AMETEK Japan, Inc.............................................  Delaware                     100%
NCC Holdings, Inc.............................................  Delaware                     100%
        AMETEK National Controls Corporation..................  Delaware                     100%
Controls Holding Corporation..................................  Delaware                     100%
       Patriot Sensors & Controls Corporation.................  Delaware                     100%
Drexelbrook Controls, Inc.....................................  Pennsylvania                 100%
             Nihon Drexelbrook Co., Ltd.......................  Japan                        100%

* Exclusive of directors' qualifying shares and shares held by nominees as required by the laws of the jurisdiction of incorporation.